UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2020

Medicine Man Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-36868	46-5289499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4880 Havana Street, Suite 201 Denver, Colorado	80239
(Address of Principal Executive Offices)	(Zip Code)

(303) 371-0387
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Not applicable	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 27, 2021, Medicine Man Technologies, Inc. (the “Company”) appointed Pratap Mukharji to the Board of Directors (“Board”) of the Company. Mr. Mukharji will serve as Chairman of the Board’s Audit Committee.

On January 27, 2021, the Company received the resignation of Leonard Riera as a member of the Board. Mr. Riera was Chairman of the Board’s Audit Committee. Mr. Riera’s resignation is not the result of any disagreement with the Company on any matters relating to the Company’s operations, policies, or practices.

As previously disclosed on a Current Report on Form 8-K filed on December 15, 2020, at the Company’s 2020 Annual Meeting of Shareholders held on December 9, 2020, the Company’s shareholders approved an amendment to the Company’s 2017 Equity Incentive Plan to allow the Board to reduce the exercise price of outstanding stock options issued under the Plan. Pursuant to that authority, on December 15, 2020, the Board repriced certain outstanding stock options issued to the Company’s employees, including 3,950,000 stock options held by the Company’s Named Executive Officers. The repriced stock options had original exercise prices ranging from $1.52 per share to $3.83 per share. All of these stock options were repriced to have an exercise price of $1.26 per share, which was the closing price of the Company’s common stock on December 15, 2020. Of such repriced stock options, 2,000,000 options (1,500,000 options of which are currently unvested) are held by CEO and Executive Chairman Justin Dye, 700,000 options (512,500 options of which are currently unvested) are held by CFO Nancy Huber, 600,000 options (450,000 options of which are currently unvested) are held by COO Nirup Krishnamurthy, and 650,000 options (512,500 options of which are currently unvested) are held by General Counsel and Chief Government Affairs Officer Daniel Pabon. In addition on December 15, 2020, the Board granted 400,000 stock options to COO Nirup Krishnamurthy, subject to vesting, such options having an exercise price of $1.26 and an expiration date ten years from the date of grant.

In addition, on December 15, 2020, the Board established a new 2021 Bonus Plan (the “Bonus Plan”), applicable to certain of its employees, including CFO Nancy Huber, COO Nirup Krishnamurthy, and General Counsel and Chief Government Affairs Officer Daniel Pabon. Under the Bonus Plan, each of Ms. Huber, Mr. Krishnamurthy and Mr. Pabon may earn a target cash bonus of 50% of their base salary, which could be adjusted as part of the bonus with a maximum bonus of 100% of base salary adjusted or otherwise. The bonus opportunity is determined based on criteria relating to revenues and other financial metrics of acquisition targets established by the Board, as well as other criteria as may be determined by the Board.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated January 28, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICINE MAN TECHNOLOGIES, INC.

	By:	/s/ Dan Pabon
Date: January 29, 2021		Dan Pabon General Counsel